American High-Income Trust
September 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$707,118
Class B	$1,482
Class C	$47,302
Class F-1	$39,110
Class F-2	$80,482
Total	$875,494
Class 529-A	$18,386
Class 529-B	$99
Class 529-C	$5,449
Class 529-E	$984
Class 529-F-1	$1,388
Class R-1	$915
Class R-2	$9,513
Class R-2E	$93
Class R-3	$11,322
Class R-4	$10,237
Class R-5	$5,217
Class R-5E*	$-
Class R-6	$68,481
Total	$132,084
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.5987
Class B	$0.5249
Class C	$0.5216
Class F-1	$0.5958
Class F-2	$0.6217
Class 529-A	$0.5898
Class 529-B	$0.5124
Class 529-C	$0.5159
Class 529-E	$0.5715
Class 529-F-1	$0.6120
Class R-1	$0.5223
Class R-2	$0.5210
Class R-2E	$0.5606
Class R-3	$0.5656
Class R-4	$0.5975
Class R-5	$0.6271
Class R-5E	$0.5164
Class R-6	$0.6331
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,168,834
Class B	1,469
Class C	85,604
Class F-1	63,117
Class F-2	115,075
Total	1,434,099
Class 529-A	30,852
Class 529-B	95
Class 529-C	10,182
Class 529-E	1,691
Class 529-F-1	2,374
Class R-1	1,606
Class R-2	18,090
Class R-2E	287
Class R-3	19,105
Class R-4	15,614
Class R-5	7,436
Class R-5E	1
Class R-6	114,883
Total	222,216
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.18
Class B	$10.18
Class C	$10.18
Class F-1	$10.18
Class F-2	$10.18
Class 529-A	$10.18
Class 529-B	$10.18
Class 529-C	$10.18
Class 529-E	$10.18
Class 529-F-1	$10.18
Class R-1	$10.18
Class R-2	$10.18
Class R-2E	$10.18
Class R-3	$10.18
Class R-4	$10.18
Class R-5	$10.18
Class R-5E	$10.18
Class R-6	$10.18
* Amount less than one thousand